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                                                    Morgan
                                                    & Company
                                                    Chartered Accountants


                INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Surforama.com, Inc. on Amendment No. 3 to Form SB-2 of our Auditors' Report, dated March 9, 2001, on the consolidated balance sheets of Surforama.com, Inc. as of November 30, 2000 and 1999, and the consolidated statements of operations and deficit, cash flows, and stockholders' equity for the period from date of organization, August 10, 1999 to November 30, 1999, and for the year ended November 30, 2000.

In addition, we consent to the reference to us under the heading
"Experts" in such Registration Statement.




Vancouver, Canada
                                             /S/MORGAN & COMPANY
July 27, 2001                                Chartered Accountants

Tel:  (604) 687-5841        Member of           P.O. Box 10007 Pacific Centre
Fax:  (604) 687-0075         ACPA        Suite 1488 - 700 West Georgia Street
www.morgan-cas.com         International              Vancouver, B.C. V7Y 1A1